UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 23, 2009

EL PASO NATURAL GAS COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-2700	74-0608280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

Since October 2005, El Paso Natural Gas Company (EPNG) has made several announcements regarding the expiration of our consent agreement with the Navajo Nation covering rights-of-way crossing lands held by the United States in trust for the Navajo Nation and our efforts to renegotiate that agreement.   Approximately 900 looped-miles of our northern mainline pipeline systems traverse lands held in trust by the United States for the Navajo Nation.  Those lands are subject to various right-of-way agreements between us and the United States with the consent of the Navajo Nation.

On March 23, 2009, representatives of the Navajo Nation and EPNG executed a final agreement setting forth the full terms and conditions of the Nation’s consent to EPNG’s rights-of-way through October 17, 2025.

EPNG will submit the Navajo Nation’s consent agreement in support of EPNG’s pending application to the United States Department of the Interior for an extension of the Department’s current right-of-way grant through October 17, 2025.  We expect submission of the consent agreement will result in the Department’s final processing of EPNG’s application.

The amounts to be paid to the Navajo Nation are among the costs EPNG is seeking to recover in its current rate case before the Federal Energy Regulatory Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO NATURAL GAS COMPANY

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

Dated:  March 27, 2009